Exhibit 99.1

Contact:

Tracy J. Henrikson

Executive Director, Corporate Communications

Orchid Cellmark Inc.

(609) 750-2221

ORCHID CELLMARK TO RESTATE FINANCIAL STATEMENTS FOR A

SECOND QUARTER 2005 NON- CASH, NON-OPERATING INCOME EVENT

— Company Also Receives Notice from Nasdaq Regarding Potential Delisting and Requests a Hearing —

PRINCETON, N.J., April 7, 2006 – Orchid Cellmark Inc. (Nasdaq: ORCH), a leading worldwide provider of identity DNA testing services, today announced that it intends to restate its consolidated financial statements for the second quarter of 2005 for a non-cash, non-operating income event that occurred during that quarter. As this second quarter 2005 event should also be reflected in the company’s reported results for the nine months ended September 30, 2005, the company will also restate its year to date consolidated financial results for the third quarter of 2005.

The restatement of these consolidated financial statements relates to the company’s second quarter 2005 settlement of escrow claims associated with its December 2001 acquisition of Lifecodes Corporation. The Audit Committee of Orchid Cellmark’s Board of Directors, in consultation with its independent auditors, has recently determined that the 163,259 shares of the company’s common stock received from this settlement and valued at $1.6 million should have been recorded at the settlement date as a non-operating gain and an acquisition of treasury stock. The company therefore intends to restate its consolidated financial statements for the second and third quarters of 2005 to reflect recognition of this non-cash, non-operating income item. The restatements will not have an impact on cash flow and will not have a negative effect on the company’s results for fiscal year 2005.

Orchid Cellmark also announced that it received a notice from Nasdaq on April 3, 2006 indicating that the company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14) as it was not able to file its Annual Report on Form 10-K for the year ended December 31, 2005 by the extended deadline of March 31, 2006 and therefore the company’s common stock is now subject to delisting from The Nasdaq National Market. This notice is standard Nasdaq procedure when a listed company fails to make a filing on time and receipt of the notice does not result in an immediate delisting of the company’s common stock.

Orchid Cellmark has requested a hearing before the Nasdaq Listing Qualifications Panel to appeal the delisting notice. This request will stay the delisting pending a hearing and a determination by the Panel. There can be no assurance that the Panel will grant the company’s request for continued listing. However, Orchid Cellmark expects to regain compliance with the Nasdaq’s listing rules when it files its Annual Report on Form 10-K and a hearing may not be necessary.

Orchid Cellmark’s Annual Report on Form 10-K for fiscal year 2005 has not yet been filed due to a delay the company and its auditors are experiencing in the completion of the audit of the company’s 2005 consolidated financial statements and the amount of internal and external audit work needed to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The company and its auditors are working diligently to complete the audit and the company intends to announce its fourth quarter and full year 2005 financial results and file its Annual Report on Form 10-K for the year ended December 31, 2005 and any related filings with the SEC at the earliest possible date. As a result of the restatements discussed above, the company’s previously reported consolidated financial statements for the quarters ended June 30, 2005 and September 30, 2005 should not be relied upon.

About Orchid Cellmark

Orchid Cellmark is a leading provider of identity DNA testing services for the human identity and agriculture markets. In the human identity area, the company provides DNA testing services for forensic, family relationship and security applications. In the agriculture field, Orchid Cellmark provides DNA testing services for selective trait breeding. Orchid Cellmark’s strong market positions in these segments reflect the company’s accredited laboratories in the U.S. and U.K., its innovative genetic analysis technologies and expertise, and the world-renowned Cellmark brand that has been associated with exceptional quality, reliability and customer service for nearly two decades. More information on Orchid Cellmark can be found at www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: Orchid Cellmark’s intention to restate its consolidated financial statements for the second and third quarters of 2005 to reflect recognition of a non-cash and non-operating income item, Orchid Cellmark’s expectation to regain compliance with the Nasdaq’s listing rules when it files its Annual Report on Form 10-K and that a hearing may not be necessary, the expected timing of filing of Orchid Cellmark’s Annual Report on Form 10-K for the year ended December 31, 2005 and the announcement and release of fourth quarter and full year 2005 financial results. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid Cellmark products and services, dependence on government funding and collaborations, regulatory approvals, competition, intellectual property of others, patent protection, litigation, the timing of release of federal funds, the timing and amount of contracts put up for bid, Orchid Cellmark’s ability to timely hire qualified analysts, the timing and successful completion of Orchid Cellmark’s 2005 audit and the amount of internal and external audit work needed to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, the successful appeal of the Nasdaq’s delisting determination and the timing of Orchid Cellmark filing of its Annual Report on Form 10-K for the year ended December 31, 2005. These risks and other additional factors affecting these statements and Orchid Cellmark’s business are discussed under the headings “Risks Related to Our Business” and “Risks Associated with Our Common Stock” in Orchid Cellmark’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, and in other filings made by Orchid Cellmark with the Securities and Exchange Commission from time to time. Orchid Cellmark expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid Cellmark’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.